CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 16, 2012, relating to the consolidated financial of Vestin Realty Mortgage I, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ JLK PARTNERS, LLP

Irvine, California
August 17, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 16, 2012, relating to the consolidated financial of Vestin Realty Mortgage II, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ JLK PARTNERS, LLP

Irvine, California
August 17, 2012